UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2018

QUEST SOLUTION, INC.

(Exact name of registrant as specified in charter)

Delaware	000-09047	20-3454263
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

860 Conger Street, Eugene, OR 97402

(Address of Principal Executive Offices) (Zip Code)

(714) 899-4800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Agreement.

On February 28, 2018, Quest Solution, Inc. (the “Company”) entered into two settlement agreements with David and Kathy Marin (the “Marin Settlement Agreements”). Pursuant to the first Marin Settlement Agreement (the “Marin Settlement Agreement I”), the Company and the Marins agreed to reduce the Company’s purchase price for all of the capital stock of Bar Code Specialties, Inc., which was acquired by the Company from the Marins in November 2014. In the 2014 acquisition, the Company had issued David Marin a promissory note for $11,000,000 of which an aggregate of $10,696,465.17 (the “Owed Amount”) was outstanding as of February 26, 2018which includes accrued interest earned but not paid. Pursuant to the Marin Settlement I Agreement, the amount of the indebtedness owed to Marin was reduced by $9,495,465.17 bringing the total amount owed to $1,201,000. Section 3.1 of the original note was amended to provide that the Company shall pay the Marins 60 monthly payments of $20,000 each commencing the earlier of (i) October 26, 2018 and (ii) the date that the Company’s obligation to Scansource, Inc., currently in the amount of $2,800,000 is satisfied and all amounts currently in default under the credit agreement with Scansource (currently approximately $ 6.0 Million) is reduced to $2.0 million. The Marins have agreed to release their security interest against the Company. In connection with the $9,495,465.17 reduction in the purchase price, the Company issued the Marins 3 year warrants to purchase an aggregate of 3,000,000 shares of Common Stock at an exercise price of $0.20 per-share.

On February 28, 2018, the Company entered into an additional settlement agreement with the Marins (the “Marin Settlement Agreement II”) whereby the Company settled a promissory note owed to the Marins in the original principal amount of $100,000 which currently had a balance of $111,064.69 in its entirety in exchange for an aggregate of 85,000 shares of the Company’s Series C Preferred Stock. The Series C Preferred Stock has a liquidation value and conversion price of $1.00 per share and automatically converts into Common Stock at $1.00 per share in the event that the Company’s common stock has a closing price of $1.50 per share for 20 consecutive trading days. The preferred stock pays a 6% dividend commencing two years from issuance. During the first two years, the Series C Preferred stock shall neither pay or accrue the dividend. The Company also agreed to transfer title to a vehicle that was being utilized by Mr. Marin to David Marin. In exchange therefor, the $100,000 Note and the accrued interest thereon was cancelled in its entirety.

On February 28, 2018, the Company entered into a settlement agreement with Kurt Thomet whereby the Company settled its indebtedness to Mr. Thomet in the current amount of $5,437,136.40 in full in exchange for 60 monthly payments of $12,500 each commencing the earlier of (i) October 26, 2018 or (ii) the date when the Company’s obligation under its promissory note with Scansource, Inc. currently in the amount of $2,800,000 is satisfied and all amounts currently due under the credit agreement with Scansource (currently approximately $6.0 million) is reduced to $2.0 million. In addition, the Company issued Mr. Thomet an aggregate of 500,000 shares of restricted common stock and 1,000,000 shares of Series C Preferred Stock with the same rights and restrictions as described above in the description of the Marin Settlement II Agreement.

On February 28, 2018, the Company entered into a settlement agreement with Goerge Zicman whereby the Company settled its indebtedness to Mr. Zicman in the current amount of $1,304,198.55 in full in exchange for 60 monthly payments of $3,000 each commencing the earlier of (i) October 26, 2018 or (ii) the date when the Company’s obligation under its promissory note with Scansource, Inc. currently in the amount of $2,800,000 is satisfied and all amounts currently due under the credit agreement with Scansource (currently approximately $6.0 million) is reduced to $2.0 million. In addition, the Company issued Mr. Zicman an aggregate of 100,000 shares of common stock and 600,000 shares of Series C Preferred Stock with the same rights and restrictions as described above in the description of the Marin Settlement II Agreement.

Each of the Marins, Thomet and Zicman entered into a voting agreement with the Company whereby they agreed to vote any shares of common stock beneficially owned by them and also agreed to a leakout restriction whereby they each agreed not to sell more than 10% of the common stock beneficially owned during any 30-day period.

On February 28, 2018, the Company entered into a 5 year employment agreement with David Marin to serve as a sales officer of the Company. Pursuant to the Employment Agreement, Mr. Marin shall receive a salary of $15,000 per month during the term of this employment. He is also entitled to a commission of 20% of the Company’s gross profit on the Company’s net revenues derived from sales to any customers that Marin is directly responsible for facilitating and/or closing. This commission structure is consistent with Mr. Marin’s previous commission structure. In addition, Mr. Marin may be entitled to a bonus at the discretion of the Company’s Board.

On February 26, 2018, the Company entered into a lease termination agreement with David and Kathy Marin whereby it cancelled the lease for the premises located at 12272 Monarch St., Garden Grove, California effective as of April 20, 2018.

Item 3.02 Unregistered Sales of Equity Securities

As described in Section 1.01 hereof, the Company issued an aggregate of 600,000 shares of Common Stock, 3,000,000 three-year warrants to purchase Common Stock at $0.20 per share and 1,685,000 shares of Series C Preferred Stock in connection with the February 28, 2018 settlement agreements.

Item 9.01 Financial statements and Exhibits

Exhibit Number	Description
10.1	Settlement Agreement dated February 28, 2018 by and between the Company and David and Kathy Marin (the “Marin Settlement Agreement I”)
10.2	Settlement Agreement dated February 28, 2018 by and between the Company and David and Kathy Marin (the “Marin Settlement Agreement II”)
10.3	Settlement Agreement dated February 28, 2018 by and between the Company and Kurt Thomet
10.4	Settlement Agreement dated February 28, 2018 by and between the Company and George Zicman.
10.5	Voting Agreement dated February 28, 2018 by and between the Company and David and Kathy Marin
10.6	Voting Agreement dated February 28, 2018 by and between the Company and Kurt Thomet
10.7	Voting Agreement dated February 28, 2018 by and between the Company and Goerge Zicman
10.8	Warrant issued to David and Kathy Marin
10.9	Employment Agreement by and between the Company and David Marin dated February 28, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2018

QUEST SOLUTION, INC.

By:	/s/ Shai S. Lustgarten
Shai S. Lustgarten
Director, President and CEO